                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                            LIBERTY SATELLITE & TECHNOLOGY, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            12300 LIBERTY BOULEVARD
                           ENGLEWOOD, COLORADO 80112
                                 (720) 875-5400

                                                                October 11, 2002

Dear Fellow Stockholder:

    On behalf of the board of directors and management of Liberty Satellite & Technology, Inc., we cordially invite you to attend the Company's annual meeting of stockholders. The meeting will be held at 9:00 a.m. Mountain Time, on November 6, 2002, at The Inverness Hotel, located at 200 Inverness Drive West, Englewood, Colorado. At the annual meeting, you will have the opportunity to meet with the Company's management team and we will report to you on the Company's financial and operating performance.

    As you know, an important aspect of the annual meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process.

    Whether or not you plan to attend the annual meeting, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

                                          Very truly yours,

                                          [GRAPHIC]
                                          Gary S. Howard
                                          Chairman

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
                            12300 LIBERTY BOULEVARD
                           ENGLEWOOD, COLORADO 80112
                                 (720) 875-5400

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 6, 2002
                            ------------------------

To Our Stockholders:

    The 2002 Annual Meeting of Stockholders of Liberty Satellite &
Technology, Inc. ("LSAT" or the "Company") will be held at The Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado on November 6, 2002, at 9:00 a.m. Mountain Time, for the purpose of considering and acting upon the following matters:

    1.  Election of the Company's board of directors;

    2. Ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2002;

and such other matters as may properly come before the annual meeting or any adjournments thereof. The board of directors is not aware of any other business scheduled for the annual meeting.

    Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.

    Stockholders of record at the close of business on October 1, 2002 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof. A complete list of stockholders entitled to vote at the meeting will be available for inspection by stockholders during normal business hours at the executive offices of the Company located at 12300 Liberty Boulevard, Englewood, Colorado 80112, during the ten days prior to the meeting as well as at the meeting.

    Your vote is important. Please sign and date the enclosed proxy, and return it promptly in the enclosed envelope to ensure your representation at the annual meeting. The proxy will not be used if you attend and vote at the meeting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          [LOGO]

                                          Gary S. Howard
                                          Chairman

Englewood, Colorado

October 11, 2002

    IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT.............................................         1

ABOUT THE MEETING...........................................         1
    What is the purpose of the annual meeting?..............         1
    Who is entitled to vote?................................         1
    What if my shares are held in "street name" by a
     broker?................................................         2
    How many shares must be present to hold the meeting?....         2
    What if a quorum is not present at the meeting?.........         2
    How do I vote?..........................................         2
    Can I change my vote after I submit my proxy?...........         3
    How does the board of directors recommend I vote on the
     proposals?.............................................         3
    What if I do not specify how my shares are to be
     voted?.................................................         3
    Will any other business be conducted at the meeting?....         3
    How many votes are required to elect the director
     nominees?..............................................         3
    How many votes are required to ratify the appointment of
     the Company's independent auditors?....................         3
    How will abstentions be treated?........................         3
    Who pays for the costs of soliciting proxies?...........         4
    Where can I find more information about the Company?....         4

PROPOSAL 1--ELECTION OF DIRECTORS...........................         4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................         7
    Does anyone own more than five percent of any class of
     the Company's stock?...................................         7
    How much stock do the Company's directors and executive
     officers own?..........................................         8
    Who are the executive officers?.........................        10

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS...........        11
    How often did the board of directors meet during
     2001?..................................................        11
    How are board members nominated?........................        11
    Is there a due date for stockholder nominations?........        11
    Are there any board committees?.........................        12

AUDIT COMMITTEE REPORT......................................        12

COMPENSATION INFORMATION....................................        13
    How are directors compensated?..........................        13
    Summary Compensation Table..............................        13
    Option/SAR grants in last fiscal year...................        14
    Aggregated option/SAR exercises and fiscal year-end
     option/SAR values......................................        15

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....        16
    Compensation philosophy.................................        16
    Compensation of the executive officers..................        16
    Chief Executive Officer compensation....................        16
    Section 162 of the Internal Revenue Code................        17
    Stock performance graph.................................        17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............        17
    Executive officer loans.................................        17
    Dividends on Preferred Stock Held by Liberty Media......        18

                                                                PAGE
                                                              --------
    Promissory Note with Liberty Media......................        18
    Transaction between the Company and Liberty Satellite,
     LLC....................................................        18
    Services Received from Liberty Media....................        18
    Expense Allocations to On Command.......................        19
    LSAT LLC and Ascent Transaction.........................        19
    Tax Liability Allocation and Indemnification Agreement
     between Liberty Media and the Company..................        19
    Registration Rights Agreement between the Company and
     Liberty Media..........................................        20
    Sky Latin America Funding Payments......................        20
    Transaction between Liberty Media and Carl Vogel........        20
    Transaction between Liberty Media and William Berkman...        21
    Transaction between LSAT LLC and Liberty Digital,
     Inc....................................................        21

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE........        21

PROPOSAL 2--RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
  AUDITORS..................................................        22
    Audit fees and all other fees...........................        22

STOCKHOLDER PROPOSALS.......................................        22

OTHER MATTERS...............................................        22

ANNEX A Audit Committee Charter.............................       A-1

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
                            12300 LIBERTY BOULEVARD
                           ENGLEWOOD, COLORADO 80112
                                 (720) 875-5400

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 6, 2002

                            ------------------------

    This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of Liberty Satellite &
Technology, Inc., a Delaware corporation ("LSAT" or the "Company"), to be used at the Company's annual meeting of stockholders, to be held at The Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado, on November 6, 2002, at 9:00 a.m. Mountain Time, and all adjournments of the meeting. The accompanying Notice of Meeting, this proxy statement and proxy are first being mailed to stockholders on or about October 11, 2002. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and copies of two of the Company's Current Reports on Form 8-K containing additional financial information about the Company, also accompany these materials.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

    At the annual meeting, stockholders are being asked to consider and vote upon the matters outlined in the accompanying Notice of Meeting, including:

    PROPOSAL 1.  Election of the Company's board of directors; and

    PROPOSAL 2. Ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2002.

    The stockholders will also transact any other business that may properly come before the meeting. Members of our management team will be present at the meeting to respond to appropriate questions from stockholders.

WHO IS ENTITLED TO VOTE?

    The record date for the annual meeting is October 1, 2002. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting. The Company has four series of capital stock outstanding: the Series A common stock, par value $1.00; the Series B common stock, par value $1.00; the Series A preferred stock, par value $0.01; and the Series B preferred stock, par value $0.01. Holders of the Series A common stock, Series B common stock and Series B preferred stock are entitled to vote at the meeting. The Series A preferred stock does not generally have voting rights.

    Except as otherwise required by law, or as described in this proxy statement, the holders of shares of Series A common stock, Series B common stock and Series B preferred stock vote together as a single class on all matters presented to a vote of stockholders. Each holder of Series A common stock is entitled to 1 vote per share on each matter submitted at the meeting. Each holder of Series B common stock is entitled to 10 votes per share on each matter submitted at the meeting. The holder of the Series B preferred stock is entitled to 558 votes per share on each matter submitted at the meeting. At the close of business on the record date there were 11,078,611 shares of Series A common stock, 34,765,055 shares of Series B common stock and 150,000 shares of Series B preferred stock outstanding, representing a total of 11,078,611 votes for the holders of shares of Series A common stock, a total of 347,650,550 votes for the holders of Series B common stock, and a total of 83,700,000 votes for the holders of Series B preferred stock, for an aggregate of 442,429,161 votes for all series of the Company's capital stock.

WHAT IF MY SHARES ARE HELD IN "STREET NAME" BY A BROKER?

    If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will be entitled to vote the shares with respect to the election of directors (Proposal 1) and the ratification of auditors (Proposal
2), which are the only proposals for which proxies are being solicited by this proxy statement.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

    A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of voting stock outstanding on the record date, determined by voting power (including at least 1/3 of the total voting power of the Series A common stock and Series B common stock), will constitute a quorum. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?

    If a quorum is not present at the scheduled time of the meeting, the holders of a majority in total voting power of the shares that are represented or the chairman of the meeting may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

HOW DO I VOTE?

    1. YOU MAY VOTE BY MAIL. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States. If your shares are held in "street name" by a broker or other nominee, you may also be able to vote by telephone or on the Internet. Please check the voting form provided by your broker or nominee to see if such options are available to you.

    2. YOU MAY VOTE IN PERSON AT THE MEETING. If you hold your shares of record and attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy from the institution that holds your shares indicating that you were the beneficial owner of the Company's voting stock on October 1, 2002, the record date for voting at the annual meeting. Please contact your broker or other institution directly if you would like to obtain a proxy to vote your shares directly at the meeting. Even if you plan to attend the meeting, please sign and return your proxy card to ensure that your shares are represented. If you do attend the meeting, any votes you cast at the meeting will supersede your proxy.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

    Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

    - signing another proxy with a later date;

    - giving written notice of the revocation of your proxy to the Secretary of the Company prior to the annual meeting; or

    - voting in person at the annual meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

    The Board recommends that you vote:

    - "FOR" Proposal 1: the election to the board of directors of the nominees named in this proxy statement (see page 4); and

    - "FOR" Proposal 2: ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2002 (see page 22).

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

    If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted "FOR" each of the proposals set forth in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE MEETING?

    The board of directors knows of no other business that will be presented at the meeting. If any other proposal properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED TO ELECT THE DIRECTOR NOMINEES?

    The affirmative vote of a plurality of the votes cast on this matter is required to elect the seven nominees as directors. This means that the seven nominees will be elected if they receive more affirmative votes than any other person. If you vote "Withheld" with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

HOW MANY VOTES ARE REQUIRED TO RATIFY THE APPOINTMENT OF THE COMPANY'S
  INDEPENDENT AUDITORS?

    The ratification of the appointment of KPMG LLP as independent auditors for the Company requires the affirmative vote of a majority of the combined voting power of the Series A common stock, Series B common stock and Series B preferred stock present at the meeting in person or by proxy and entitled to vote as of the record date.

HOW WILL ABSTENTIONS BE TREATED?

    If you abstain from voting on one or more proposals, your shares will still be included for purposes of determining whether a quorum is present. Because directors are elected by a plurality of votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for Proposal 1. If you abstain from voting on Proposal 2 for which this option is available, your shares will be included in the number of shares voting on that proposal and, consequently, your abstention will have the same practical effect as a vote against the proposal.

WHO PAYS FOR THE COSTS OF SOLICITING PROXIES?

    The Company will pay the cost of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of voting stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANY?

    The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (also referred to as the "SEC"). You may read and copy any reports or other information the Company files at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of any reports or other information the Company files from the SEC by (i) faxing a request for such information to 202-628-9001,
Attention: Public Reference Room or (ii) sending a request for such information via e-mail to publicinfo@sec.gov. The Company's SEC filings are also available to the public from various commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

    IF YOU WOULD LIKE COPIES OF ANY OF THE EXHIBITS LISTED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K OR THE FORM 8-KS WHICH ACCOMPANY THIS PROXY STATEMENT, PLEASE SUBMIT A REQUEST IN WRITING TO LIBERTY SATELLITE & TECHNOLOGY, INC., ATTENTION: CORPORATE SECRETARY, 12300 LIBERTY BOULEVARD, ENGLEWOOD, COLORADO 80112, AND THE COMPANY WILL PROVIDE YOU WITH SUCH EXHIBITS UPON THE PAYMENT OF A NOMINAL FEE, SUCH FEE BEING LIMITED TO THE EXPENSES INCURRED BY THE COMPANY IN PROVIDING YOU WITH THE REQUESTED EXHIBITS.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Except as disclosed in this proxy statement, there are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominee was selected.

    Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or cause a substitute nominee to be selected. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

    The following tables set forth, with respect to each director nominee, his or her name, date of birth, principal occupation and employment during the past five years, the year in which he or she first became a director of the Company and directorships held in other public companies. For additional information regarding the nominees, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT," "MEETINGS AND COMMITTEES OF THE BOARDS OF DIRECTORS," "COMPENSATION INFORMATION," and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

    The affirmative vote of a plurality of the votes cast for a director at the meeting is required to elect the seven nominees as directors.

    Each person elected as a director of the Company will serve until such director's successor is duly elected and qualified, or until such director's earlier resignation or removal, and each seat on the board of directors will be up for election at each annual meeting of stockholders.

                   NAME                                            POSITION
                   ----                                            --------
Alan M. Angelich                            Has served as a director of the Company since August
Born October 22, 1943                       2000. Mr. Angelich has been the President of Janco
                                            Capital Partners, Inc., an investment banking firm
                                            specializing in the telecommunications industry, since
                                            December 1995 when he co-founded that firm.
Robert R. Bennett                           Has served as a director of the Company since August
Born April 19, 1958                         2000. Mr. Bennett has been President and Chief
                                            Executive Officer of Liberty Media Corporation since
                                            April 1997. Mr. Bennett served as Executive Vice
                                            President of Tele-Communications, Inc., or TCI (now
                                            known as AT&T Broadband LLC), from April 1997 to March
                                            1999. Mr. Bennett served as Executive Vice President,
                                            Secretary and Treasurer of Liberty Media from June
                                            1995 through March 1997, Chief Financial Officer of
                                            Liberty Media from May 1996 through March 1997 and in
                                            various executive positions since Liberty Media's
                                            inception in 1990. Mr. Bennett is a director of
                                            Liberty Media Corporation, Liberty Livewire
                                            Corporation, USA Interactive, UnitedGlobalCom, Inc.
                                            and OpenTV Corp.
William H. Berkman                          Has served as a director of the Company since August
Born February 26, 1965                      2000. Since January 2000, Mr. Berkman has been the
                                            Managing Partner of the Associated Group, LLC, the
                                            general partner of Liberty Associated Partners, LP, an
                                            investment partnership specializing in the
                                            telecommunications and media industry. From 1994 to
                                            January 2000, Mr. Berkman was a principal at The
                                            Associated Group, Inc., a multi-billion dollar
                                            publicly traded company. Mr. Berkman was also one of
                                            the founders of Teligent, Inc. and served as a member
                                            of Teligent's board of directors from August 1996 to
                                            January 2000.
William R. Fitzgerald                       Has served as a director of the Company since April
Born May 20, 1957                           2002. Mr. Fitzgerald has served as Senior Vice
                                            President of Liberty Media Corporation and as Chairman
                                            of the Board of Liberty Livewire Corporation, since
                                            August 2000, and has served as Acting Chief Executive
                                            Officer of Liberty Livewire Corporation since May
                                            2002. Mr. Fitzgerald served as Chief Operating
                                            Officer, Operations Administration, of AT&T Broadband
                                            LLC, which was formerly known as Tele-Communications,
                                            Inc., or TCI, from August 1999 to May 2000, and
                                            Executive Vice President and Chief Operating Officer
                                            of TCI from March 1999 to August 1999. Mr. Fitzgerald
                                            served as Executive Vice President and Chief Operating
                                            Officer of TCI Communications, Inc., the domestic
                                            cable subsidiary of TCI, from November 1998 to March
                                            1999, served as an Executive Vice President of TCI
                                            Communications from December 1997 to March 1999 and
                                            served as a Senior Vice President of TCI
                                            Communications from March 1996 to December 1997. Mr.
                                            Fitzgerald is a director of On Command Corporation and
                                            Liberty Livewire Corporation.

                   NAME                                            POSITION
                   ----                                            --------
John W. Goddard                             Has served as a director of the Company since December
Born May 4, 1941                            1996. Mr. Goddard served as President and Chief
                                            Executive Officer of the cable division of Viacom
                                            International, Inc. from 1980 until the division was
                                            sold in July 1996. Mr. Goddard is a director of Cable
                                            Television Laboratories, Inc. (Cablelabs) and The
                                            Deafness Research Foundation, and is a Trustee of the
                                            Walter Kaitz Foundation. Mr. Goddard is also a
                                            non-employee director and Chairman of Diva Systems
                                            Corporation, a private company. On May 29, 2002, Diva
                                            Systems filed for Chapter 11 bankruptcy protection.
J. Curt Hockemeier                          Has served as a director of the Company since August
Born May 15, 1948                           2000. Mr. Hockemeier has been President of
                                            Arbinet-thexchange, a leading online
                                            telecommunications exchange, since April 2000, and
                                            Chief Executive Officer since August 2000. From June
                                            1999 until April 2000, Mr. Hockemeier served as
                                            Executive Vice President and Chief Operating Officer
                                            for telephone operations for AT&T Broadband and, from
                                            July 1998 until June 1999, he served as AT&T Local
                                            Network Services' Vice President. Beginning in 1992,
                                            Mr. Hockemeier served as Senior Vice President of
                                            Affiliate Services for Teleport Communications Group
                                            and held other senior management positions with
                                            Teleport, including Senior Vice President of National
                                            Operations, until AT&T acquired Teleport in July 1998.
Gary S. Howard                              Has served as Chairman of the Board since August 2000
Born February 22, 1951                      and has served as a director of the Company since
                                            November 1996. Mr. Howard has served as Chairman of
                                            the Board of On Command Corporation since October
                                            2001. Mr. Howard served as Chief Executive Officer of
                                            the Company from December 1996 until April 2000. From
                                            February 1995 through August 1997, Mr. Howard also
                                            served as President of the Company. Mr. Howard has
                                            served as Executive Vice President and Chief Operating
                                            Officer of Liberty Media Corporation since July 1998.
                                            Mr. Howard served as Executive Vice President of
                                            Tele-Communications, Inc., or TCI (now known as AT&T
                                            Broadband LLC), from December 1997 to March 1999, as
                                            Chief Executive Officer, Chairman of the Board and
                                            director of TV Guide, Inc. from June 1997 to March
                                            1999, and as President and Chief Executive Officer of
                                            TCI Ventures Group, LLC from December 1997 to March
                                            1999. Mr. Howard served as President of TV Guide, Inc.
                                            from June 1997 to September 1997. Mr. Howard is a
                                            director of Liberty Media Corporation, Liberty
                                            Livewire Corporation, UnitedGlobalCom, Inc. and On
                                            Command Corporation.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

DOES ANYONE OWN MORE THAN FIVE PERCENT OF ANY CLASS OF THE COMPANY'S STOCK?

    The following table lists stockholders believed by the Company to be the beneficial owners of more than five percent of either series of the Company's outstanding common stock and the Company's Series B preferred stock as of August 31, 2002. Shares issuable upon exercise of options and upon vesting of restricted shares are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to beneficially own such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other person. Voting power in the table is computed with respect to a general election of directors. So far as is known to the Company, the persons indicated below have sole voting and investment power with respect to the shares indicated as believed to be owned by them except as otherwise stated in the notes to the table.

                                                                                                 COMBINED
                                                                                                  VOTING
NAME AND ADDRESS OF                                           NUMBER OF SHARES    PERCENT OF   POWER OF ALL
BENEFICIAL OWNER                        TITLE OF CLASS       BENEFICIALLY OWNED    CLASS(1)    HOLDINGS(1)
-------------------                ------------------------  ------------------   ----------   ------------
Liberty Media Corporation........                                                                  97.6%
12300 Liberty Blvd.                Series B preferred stock         150,000          100.0%
Englewood, Colorado 80112          Series A common stock          4,923,872           44.4%
                                   Series B common stock         34,332,265(2)        98.8%
Arnhold and S. Bleichroeder......                                                                     *
Advisers, Inc.(3)                  Series B preferred stock              --             --
1345 Avenue of the Americas        Series A common stock            200,000            1.8%
New York, NY 10105                 Series B common stock                 --             --
Michael M. Kellen(4).............                                                                     *
1345 Avenue of the Americas        Series B preferred stock              --             --
New York, NY 10105                 Series A common stock            597,240            5.4%
                                   Series B common stock                 --             --

--------------------------

*   Less than one percent.

(1) Based on 150,000 shares of Series B preferred stock, 11,078,611 shares of Series A common stock and 34,765,055 shares of Series B common stock outstanding as of August 31, 2002.

(2) Does not include the 1,696,717 shares of Series B common stock issuable upon conversion of the Series B preferred stock.

(3) Based upon a Schedule 13D jointly filed on August 23, 2002 by Michael M. Kellen, an individual, DEF Associates N.V., a corporation incorporated in Saint Maarten under the laws of the Netherlands Antilles, Arnhold and S. Bleichroeder Holdings, Inc., a New York corporation ("A&SB Holdings"), and Arnhold and S. Bleichroeder Advisers, Inc., a New York corporation ("A&SB Advisers") and a wholly-owned subsidiary of A&SB Holdings. The foregoing persons are hereinafter referred to collectively as the AS&B Reporting Persons. DEF Associates owns 200,000 shares. Each of A&SB Advisers, by reason of its investment advisory relationship with DEF Associates, and A&SB Holdings, by reason of its controlling ownership of A&SB Advisers, may be deemed to own the 200,000 shares owned by DEF Associates. DEF Associates, A&SB Advisers and A&SB Holdings share the power to direct the vote and the disposition of 200,000 shares. While the beneficial ownership of the AS&B Reporting Persons amounts to less than five percent of the outstanding shares of Series A common stock, their beneficial ownership is related to, and reported on, the same Schedule 13D for Michael Kellen's beneficial ownership of shares of Series A common stock. For a further discussion of Mr. Kellen's relationship to the AS&B Reporting Persons, please see note (4) to this table below.

(4) Based upon the Schedule 13D jointly filed on August 23, 2002 by the AS&B Reporting Persons. A Senior Vice President and Director of A&SB Holdings, Mr. Kellen, in his individual capacity, has discretionary investment management authority with respect to certain assets of the funds advised by A&SB Advisers, including the 200,000 shares held by DEF Associates.
    Mr. Kellen, therefore, may also be deemed to beneficially own such 200,000 shares. Mr. Kellen also beneficially owns 397,240 shares of Series A common stock through certain discretionary accounts under his management.
    Mr. Kellen has the shared power to direct the vote and the disposition of 597,240 shares.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

    The following table sets forth information as of August 31, 2002 with respect to the ownership by each director and each of the named executive officers, including Carl E. Vogel, a former director and named executive officer, of the Company, and by all directors and executive officers of the Company as a group, of shares of the Company's common stock. In addition, the table sets forth information with respect to the ownership of such individuals of shares of common stock of On Command Corporation, an indirect subsidiary of the Company, and of Liberty Media Corporation Series A and Series B common stock which are equity securities of Liberty Media, which in turn owns a controlling interest in the Company.

    The following information is given as of August 31, 2002 and, in case of percentage ownership information, is based on 11,078,611 shares of the Company's Series A common stock, 34,765,055 shares of the Company's Series B common stock, 30,930,437 of On Command common stock, 2,373,439,500 shares of Liberty Media Series A common stock and 212,045,128 shares of Liberty Media Series B common stock outstanding on that date. Shares issuable upon exercise of options and upon vesting of restricted shares are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to beneficially own such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other persons. Voting power in the table is computed with respect to a general election of directors. So far as is known to the Company, the persons indicated below have sole voting and investment power with respect to the shares indicated as believed to be owned by them, except as indicated in the notes to the table.

                                                                    NUMBER
                                                                  OF SHARES              PERCENT
                                                                 BENEFICIALLY               OF       VOTING
NAME                                        TITLE OF CLASS          OWNED                 CLASS      POWER
----                                    ----------------------   ------------            --------   --------
Directors:
  Alan M. Angelich....................  LSAT Series A                 8,333(1)(2)            *         *
                                        LSAT Series B                    --
                                        ONCO                             --
                                        Liberty Media Series A       63,152(3)               *         *
                                        Liberty Media Series B           --
  Robert R. Bennett...................  LSAT Series A                   500(4)               *         *
                                        LSAT Series B                    --
                                        ONCO                             --
                                        Liberty Media Series A    3,625,501(5)(6)            *         *
                                        Liberty Media Series B    4,904,052(7)             2.3%
  William H. Berkman..................  LSAT Series A                 3,345(1)(8)            *         *
                                        LSAT Series B                    --
                                        ONCO                             --
                                        Liberty Media Series A    1,374,126(9)               *         *
                                        Liberty Media Series B           --
  William R. Fitzgerald...............  LSAT Series A                    52                  *         *
                                        LSAT Series B                    --
                                        ONCO                            400                  *         *
                                        Liberty Media Series A      580,784(10)(11)          *         *
                                        Liberty Media Series B           --
  John W. Goddard.....................  LSAT Series A                 5,140(12)(13)          *         *
                                        LSAT Series B                   142(12)              *
                                        ONCO                             --
                                        Liberty Media Series A       83,136(12)              *         *
                                        Liberty Media Series B       72,772(12)              *

                                                                    NUMBER
                                                                  OF SHARES              PERCENT
                                                                 BENEFICIALLY               OF       VOTING
NAME                                        TITLE OF CLASS          OWNED                 CLASS      POWER
----                                    ----------------------   ------------            --------   --------
  J. Curt Hockemeier..................  LSAT Series A                 3,333(1)               *         *
                                        LSAT Series B                    --
                                        ONCO                             --
                                        Liberty Media Series A        1,603(14)             --
                                        Liberty Media Series B           --
  Gary S. Howard......................  LSAT Series A                58,272(15)              *         *
                                        LSAT Series B                    --
                                        ONCO                            800                  *         *
                                        Liberty Media Series A    3,980,843(16)(17)(18)      *         *
                                        Liberty Media Series B           --
  Carl E. Vogel.......................  LSAT Series A                   500                  *         *
                                        LSAT Series B                    --
                                        ONCO
                                        Liberty Media Series A      218,400(19)              *         *
                                        Liberty Media Series B           --
Other named executive officers:
  Christopher Sophinos................  LSAT Series A                33,495(20)              *         *
                                        LSAT Series B                    --
                                        ONCO                         40,000(21)              *         *
                                        Liberty Media Series A        5,140(22)              *         *
                                        Liberty Media Series B           --
  Kenneth G. Carroll..................  LSAT Series A                33,698(23)              *         *
                                        LSAT Series B                    --
                                        ONCO                             --
                                        Liberty Media Series A       15,490(24)              *         *
                                        Liberty Media Series B           --
All directors and executive officers    LSAT Series A               146,668                1.3%        *
as a group............................  LSAT Series B                   142                  *         *
                                        ONCO                         41,200                  *         *
                                        Liberty Media Series A    9,948,175                  *
                                        Liberty Media Series B    4,976,824                2.3

--------------------------

(*) Less than one percent.

(1) Assumes the exercise in full of options to purchase 3,333 shares of Series A common stock granted pursuant to the Company's Nonemployee Director Stock Option Plan, all of which are exercisable within 60 days after August 31, 2002.

(2) Includes 5,000 shares of Series A common stock owned by Janco Capital Partners. Mr. Angelich has shared voting and dispositive power over such shares.

(3) Includes 23,000 shares owned by Janco Capital Partners. Mr. Angelich has shared voting and dispositive power over such shares.

(4) Assumes the exercise in full of stock options granted in tandem with SARs to purchase 500 shares of Series A common stock, all of which are exercisable within 60 days after August 31, 2002.

(5) Includes 902,767 restricted shares, 204,152 of which are currently vested.

(6) Includes 22,201 shares held by the Liberty Media 401(k) Saving Plan.
    Mr. Bennett's beneficial ownership in these shares is limited to his ability to direct the voting thereof pursuant to the terms of the savings plan.

(7) Assumes the exercise in full of options to purchase 4,879,052 shares, all of which can be exercised for shares of Liberty Media Series A or Series B common stock, and are exercisable within 60 days after August 31, 2002.

(8) Includes 12 shares of Series A common stock held by trusts for the benefit of Mr. Berkman's brother's children in which Mr. Berkman is the trustee. Mr. Berkman disclaims beneficial ownership of these 12 shares.

(9) Assumes the exercise in full of options to purchase 1,273,518 shares, all of which are exercisable within 60 days after August 31, 2002.

(10) Assumes the exercise in full of options to purchase 546,016 shares, all of which are exercisable within 60 days after August 31, 2002.

(11) Includes 5,224 shares held by the Liberty Media 401(k) Savings Plan.
    Mr. Fitzgerald's beneficial ownership in these shares is limited to his ability to direct the voting thereof pursuant to the terms of the savings plan.

(12) Includes 140 shares of Series A common stock, 142 shares of Series B common stock, 83,136 shares of Liberty Media Series A common stock and 72,772 shares of Liberty Media Series B common stock held in trusts in which Mr. Goddard is a beneficial owner.

(13) Assumes the exercise in full of options to purchase 5,000 shares granted pursuant to the Company's Nonemployee Director Stock Option Plan, all of which are exercisable within 60 days after August 31, 2002.

(14) Includes 1,603 shares held by a long-term 401(k) savings plan.
    Mr. Hockemeier's beneficial ownership in these shares is limited to his ability to direct the voting thereof pursuant to the terms of the savings plan.

(15) Assumes the exercise in full of Company stock options, in respect of the following: (i) stock options granted in tandem with SARs to acquire 1,764 shares, all of which are exercisable within 60 days after August 31, 2002; and (ii) stock options to purchase 48,451 shares, all of which are exercisable within 60 days after August 31, 2002. Also includes 2,549 shares of Series A common stock held by trusts in which Mr. Howard is the beneficial owner as trustee for his children.

(16) Includes 582,177 restricted shares, none of which are currently vested.

(17) Assumes the exercise in full of options to purchase 2,560,341 shares, all of which are exercisable within 60 days after August 31, 2002.

(18) Includes 40,467 shares held by the Liberty 401(k) Savings Plan.
    Mr. Howard's beneficial ownership in these shares is limited to his ability to direct the voting thereof pursuant to the terms of the savings plan. Includes 178,000 shares owned by Mr. Howard's wife, Leslie D. Howard, as to which he disclaims beneficial ownership.

(19) On October 8, 2001, Mr. Vogel resigned as a director and officer of the Company. Assumes the exercise in full of options to purchase 200,000 shares, all of which are exercisable within 60 days after August 31, 2002 and expire on October 8, 2002.

(20) Assumes the exercise in full of (i) stock options granted in tandem with SARs to purchase 10,000 shares, all of which are exercisable within 60 days after August 31, 2002; and (ii) stock options to purchase 10,625 shares, all of which are exercisable within 60 days after August 31, 2002. Also includes 7,500 restricted shares, none of which are currently vested.

(21) Assumes the exercise in full of stock options to purchase 40,000 shares, all of which are exercisable within 60 days after August 31, 2002.

(22) Includes 3,051 shares held by the Liberty 401(k) Savings Plan.
    Mr. Sophinos' beneficial ownership in these shares is limited to his ability to direct the voting thereof pursuant to the terms of the savings plan.

(23) Assumes the exercise in full of Company stock options, in respect of the following: (i) stock options granted in tandem with SARs to acquire 10,215 shares, all of which are exercisable within 60 days after August 31, 2002; and (ii) stock options to purchase 10,625 shares, all of which are exercisable within 60 days after August 31, 2002. Also includes 7,500 restricted shares, none of which are currently vested.

(24) Includes 2,784 shares held by the Liberty 401(k) Savings Plan.
    Mr. Carroll's beneficial ownership of theses shares is limited to his ability to direct the voting thereof pursuant to the terms of the savings plan.

WHO ARE THE EXECUTIVE OFFICERS?

    The individuals listed in the table below were executive officers of the Company during the fiscal year ended December 31, 2001. Effective April 27, 2001, Christopher Sophinos, a Senior Vice President of the Company, became President of On Command Corporation, an indirect subsidiary of the Company. Since that date, On Command has been responsible for 100% of Mr. Sophinos' compensation. Although Mr. Sophinos continues to perform duties as an officer of the Company, substantially all of his time is devoted to his duties at On Command. On October 8, 2001, Carl E. Vogel, the Company's then Chief Executive Officer and President resigned as a director and officer of the Company. Kenneth
G. Carroll is currently the Company's acting President and will serve as such until the Company's board of directors identifies and appoints a new President and Chief Executive Officer. Thus, as of the date of this proxy statement, the Company's executive officers are Gary S.

Howard, who is Chairman of the Company's board of directors, and Kenneth G. Carroll. For Mr. Howard's biography, see "Election of Directors--Gary S. Howard" on page 6.

Kenneth G. Carroll                             Has served as Senior Vice President and Chief
Born April 21, 1955                            Financial Officer of the Company since February 1995
                                               and as Treasurer since August 1999. He has also
                                               served as Senior Vice President and Chief Financial
                                               Officer of Phoenixstar since April 1998. From
                                               December 1994 to May 1997, Mr. Carroll served as Vice
                                               President of TCI K-1, Inc. and as Vice President of
                                               United Artists K-1 Investments, Inc.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

HOW OFTEN DID THE BOARD OF DIRECTORS MEET DURING 2001?

    For the year ended December 31, 2001, the Company's board of directors met seven times. During 2001, each director other than Robert Bennett attended, either in person or telephonically, at least 75% of the aggregate of the total number of board of directors meetings and the total number of meetings held by the committees of the board of directors on which they served.

HOW ARE BOARD MEMBERS NOMINATED?

    Stockholders may nominate directors to be elected to the board of directors at any annual meeting of stockholders or any special meeting of stockholders called for the purpose of electing directors. In order to make such a nomination, the stockholder must (i) be a record holder of shares of the Company's common stock or Series B preferred stock on the date the Company's Secretary receives the stockholder's notice of the nomination as provided for in the Company's bylaws and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) be entitled to vote for the election of such director(s) and (iii) comply with the notice procedures set forth in the Company's bylaws, which are summarized below. If you would like a copy of the Company's bylaws, please notify the Company at the address given on the first page of this proxy statement, and one will be provided to you.

IS THERE A DUE DATE FOR STOCKHOLDER NOMINATIONS?

    Notice of a stockholder's nomination(s) must be delivered to or mailed and received by the Company's Secretary at its principal executive offices not later than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that if the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days from such anniversary date, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. The stockholder's notice shall be signed by the stockholder of record who intends to introduce the other business, shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (B) the series and number of shares of the Company which are owned of record and beneficially by such stockholder and such beneficial owner and (C) a representation that such stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice.

ARE THERE ANY BOARD COMMITTEES?

    The Company's board of directors has a standing Audit Committee and Compensation Committee. The principal responsibilities of the Audit Committee are described in the Audit Committee Charter that was adopted by the Audit Committee and is attached as Annex A to this proxy statement. The Audit Committee reviews the scope and approach of the annual audit, the annual financial statements and the auditors' report thereon and the auditors' comments relative to the adequacy of the Company's system of internal controls and accounting systems. The Audit Committee is also responsible for recommending to the board of directors the appointment of independent public accountants for the following year. The members of the Audit Committee are directors Alan M. Angelich, John W. Goddard and J. Curt Hockemeier. Each of the members is a non-employee director of the Company, and also an "independent" director within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee met one time in 2001.

    The purpose of the Compensation Committee is to review management compensation levels and provide recommendations to the board of directors regarding salaries and other compensation for the Company's executive officers, including bonuses and incentive programs. The Compensation Committee did not meet in 2001. The members of the Compensation Committee are directors Alan M. Angelich, William H. Berkman and John W. Goddard.

                             AUDIT COMMITTEE REPORT

    The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61--Communication with Audit Committees), as amended, relating to the auditors' judgment about the quality of the Company's accounting principles, judgments and estimates, as applied in its financial reporting.

    The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, that relates to the accountants' independence from the Company and its subsidiaries, and has discussed with the independent public accountants their independence.

    Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company's board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the SEC.

                                          Alan M. Angelich
                                          John W. Goddard
                                          J. Curt Hockemeier

                            COMPENSATION INFORMATION

HOW ARE DIRECTORS COMPENSATED?

    Members of the Company's board of directors who are also full-time employees of the Company or Liberty Media, or any of their respective subsidiaries, do not receive any additional compensation for their services as directors. Directors who are not full-time employees of the Company or Liberty Media, or any of their respective subsidiaries, receive a retainer of $30,000 per year. Directors are generally not separately compensated for service on committees. All members of the Company's board of directors are reimbursed for expenses incurred to attend any meeting of the board or any committee thereof. In addition, on March 6, 1998, the stockholders of the Company approved the Company's 1997 Nonemployee Director Stock Option Plan. Pursuant to the Nonemployee Director Stock Option Plan, each of the persons who were directors of the Company, but not employees of the Company or any of the Company's affiliates as of February 3, 1997, were granted options to purchase 5,000 shares of Series A common stock, and each person who becomes such a non-employee director after February 3, 1997 will be automatically granted options to purchase 5,000 shares of Series A common stock upon such person's becoming a director. The Nonemployee Director Stock Option Plan provides that the per share exercise price of each option granted under the plan will be equal to the fair market value of the Series A common stock on the date such option is granted. In general, fair market value is determined by reference to the last sale price for shares of Series A common stock on the date of grant.

    During the first quarter of 2002, Messrs. Alan M. Angelich, John W. Goddard and J. Curt Hockemeier, each received $7,500 for their service during the fourth quarter of 2001 on a special committee formed by the board of directors to review and evaluate Liberty Media's October 12, 2001 proposal to acquire all of the Company's common stock not already owned by Liberty Media, which was later withdrawn.

SUMMARY COMPENSATION TABLE

    The following table is a summary of all forms of compensation paid by the Company to the officers named therein for services rendered in all capacities to the Company for the fiscal years ended December 31, 2001, 2000 and 1999 (total of three persons).

                                                   ANNUAL
                                                COMPENSATION        LONG-TERM COMPENSATION
                                             -------------------   ------------------------
                                                                                 SECURITIES
                                                                                 UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION                                        RESTRICTED     OPTIONS/    COMPENSATION
WITH THE COMPANY                               YEAR      SALARY    STOCK AWARD      SARS          (6)
---------------------------                  --------   --------   -----------   ----------   ------------
Carl E. Vogel(1)...........................    2001     $211,247    $     --           --        $    --
(Chief Executive Officer and President)        2000     $200,000    $     --           --        $    --

Christopher Sophinos(2)....................    2001     $106,398    $314,063(4)        --        $10,640
(Senior Vice President)                        2000     $225,000    $     --           --        $11,495
                                               1999     $ 51,923    $     --       42,500(5)     $    --

Kenneth G. Carroll(3)......................    2001     $278,000    $314,063(4)    15,000(5)     $17,500
(Senior Vice President, CFO, Treasurer and     2000     $238,343    $     --           --        $15,000
  Acting President)                            1999     $     --    $     --       42,500(5)     $    --

--------------------------

(1) Mr. Vogel's employment with the Company commenced April 2000 and ended October 8, 2001. From December 1999 to October 2001, Mr. Vogel was also an employee of Liberty Media. As such, Mr. Vogel's compensation was allocated between Liberty Media and the Company during the periods in which Mr. Vogel was employed by both the Company and Liberty Media. Compensation in the table represents the amount allocated to the Company for the period from April 2000 through October 2001.

(2) Effective April 27, 2001, Mr. Sophinos began serving as President of On Command. As such, On Command was responsible for all of Mr. Sophinos' compensation from May 2001 through December 2001, and the 2001 compensation in the table represents Mr. Sophinos' compensation for the four months ended April 30, 2001. Mr. Sophinos' employment with the Company commenced on September 1, 1999. Accordingly, the 1999 compensation information included in the table represents four months of employment.

(3) Mr. Carroll began receiving compensation from the Company on February 1, 2000. Accordingly, the 2000 compensation information included in the table represents eleven months of employment.

(4) Effective February 1, 2001, Messrs. Sophinos and Carroll were each granted 7,500 restricted shares of the Company's Series A Common Stock.
    Messrs. Sophinos and Carroll will become vested as to 25% of such shares as of February 1, 2003, and as to an additional 25% on February 1, 2004, 2005 and 2006.

(5) Pursuant to the Company's 1996 Stock Incentive Plan and effective
    December 1, 1999, Messrs. Sophinos and Carroll were each granted options to purchase 20,000 shares of Series A Common Stock at a purchase price of $71.25 and 22,500 shares of Series A Common Stock at a purchase price of $88.40; and effective August 10, 2001, Mr. Carroll was granted an aggregate of 15,000 options to acquire shares of Series A Common Stock at a purchase price of $26.00.

(6) Includes the Company's contributions to the Liberty Media 401(k) Savings Plan (the "Liberty Media Plan") beginning in April 2000. All named executives were fully vested in such plans.

    Since April 2000, the Company's employees have been eligible to participate in the Liberty Media Plan. The Liberty Media Plan provides employees with an opportunity to save for retirement. The Liberty Media Plan participants may contribute up to 10% of their pre-tax compensation and/or up to 10% of their post-tax compensation. The combined participant and the matching employer contributions were limited to $35,000 per participant during 2001. Liberty Media contributes a matching contribution of 100% of the participants' contribution. Participant contributions to the Liberty Media Plan are fully vested upon contribution.

    Generally, participants acquire a vested right in Liberty Media contributions as follows:

YEARS OF SERVICE                      VESTING PERCENTAGE
----------------                      ------------------
Less than 1.........................            0%
1-2.................................           33%
2-3.................................           66%
3 or more...........................          100%

    Directors who are not employees of Liberty Media are ineligible to participate in the Liberty Media Plan. Under the terms of the Liberty Media Plan, employees are eligible to participate after three months of service.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table discloses information regarding stock options granted during the year ended December 31, 2001 to each of the executive officers of the Company named in the Summary Compensation Table above in respect of shares of Series A common stock under the Company's 1996 Stock Incentive Plan.

                                     NO. OF      % OF TOTAL
                                   SECURITIES     OPTIONS      EXERCISE     MARKET                         GRANT
                                   UNDERLYING    GRANTED TO    OR BASE     PRICE ON                         DATE
                                    OPTIONS     EMPLOYEES IN    PRICE     GRANT DATE                      PRESENT
NAME                               GRANTED(1)       2001        ($/SH)    ($/SH)(2)    EXPIRATION DATE   VALUE $(3)
----                               ----------   ------------   --------   ----------   ---------------   ----------
Kenneth G. Carroll...............    15,000          100%       $26.00      $26.00     August 9, 2011     $335,834

--------------------------

(1) On August 10, 2001, Kenneth G. Carroll was granted, pursuant to the Company's 1996 Stock Incentive Plan, an aggregate of 15,000 options to acquire shares of Series A common stock. Such grant of options vests as to 25% on each of the second, third, fourth and fifth anniversaries of the date of grant and expires 10 years from the date of grant.

(2) Represents the closing market price per share of Series A common stock on August 10, 2001.

(3) The value shown is based upon the Black-Scholes model and is stated in current annualized dollars on a present value basis. The key assumptions used in the model for purposes of this calculation include the following:
    (a) a 4.92% discount rate; (b) an 85% volatility factor; (c) the 10-year option term; (d) the closing price of Series A common stock on August 10, 2001; and (e) a per share exercise price of $26.00. The actual value realized will depend upon the extent to which the stock price exceeds the exercise price on the date the option is exercised. Accordingly, the realized value, if any, will not necessarily be the value determined by the model.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table provides, for the executives named in the Summary Compensation Table above, information on (i) the exercise during the year ended December 31, 2001, of options with respect to shares of Series A common stock,
(ii) the number of shares of Series A common stock represented by unexercised options owned by them at December 31, 2001, and (iii) the value of those options as of the same date.

                                                                    NUMBER OF SHARES OF         VALUE OF
                                                                   SERIES A COMMON STOCK       UNEXERCISED
                                                                   UNDERLYING UNEXERCISED     IN-THE-MONEY
                                                                      OPTIONS/SARS AT        OPTIONS/SARS AT
                                         SHARES                      DECEMBER 31, 2001      DECEMBER 31, 2001
                                        ACQUIRED        VALUE           EXERCISABLE/          EXERCISABLE/
NAME                                   ON EXERCISE   REALIZED($)       UNEXERCISABLE        UNEXERCISABLE($)
----                                   -----------   -----------   ----------------------   -----------------
Carl E. Vogel
  Exercisable........................         --            --                   --                    --
  Unexercisable......................         --            --                   --                    --
Christopher Sophinos
  Exercisable........................         --            --               20,625                    --
  Unexercisable......................         --            --               31,875                    --
Kenneth G. Carroll
  Exercisable........................         --            --               20,840                    --
  Unexercisable......................         --            --               46,875                    --

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is composed entirely of non-employee directors and is responsible for developing and making recommendations to the board of directors with respect to the Company's executive compensation policies and practices. In addition, the Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers.

COMPENSATION PHILOSOPHY

    The philosophy of the Company's compensation program is, generally, to provide a performance-based executive compensation program that rewards executives whose efforts enable the Company to achieve its business objectives and enhance stockholder value. Specifically, the Company's executive compensation program has been designed to provide an overall level of compensation opportunity that is competitive within the telecommunications industry. The Compensation Committee uses its discretion to set individual executive compensation levels warranted in its judgment by market practice, Company performance and individual performance thereby enabling the Company to attract, motivate, reward and retain individuals who possess the skills, experience and talents necessary to advance the Company's growth and financial performance.

    The compensation of the Company's executive officers, including the executive officers named in the Summary Compensation Table above, is comprised of three elements: base salary, annual cash bonus and stock options.

    BASE SALARY. Base salary is the primary mechanism used to compensate executives for their management responsibilities. Base salaries are determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, the contribution of the individual to the Company's achievements during the prior year and the competitive marketplace for executive talent. The Chief Executive Officer recommends annual salary adjustments for executive officers after consideration of these factors. Historically, the Chief Executive Officer's recommendations are considered by the Compensation Committee in determining executive officers' annual salary levels.

    ANNUAL BONUS. The annual bonuses paid to the Company's executive officers are dependent upon individual and overall company performance. There were no annual bonuses awarded for the year ending December 31, 2001.

    STOCK OPTIONS. Stock options provide an incentive for retention of executive talent and the creation of stockholder value in the long-term since their full benefits cannot be realized unless the price of the Company's stock appreciates over a specified number of years and the executive continues to perform services for the Company. The Compensation Committee believes that stock options serve as an important component of compensation by closely aligning management's interests and actions with those of the Company's stockholders.

COMPENSATION OF THE EXECUTIVE OFFICERS

    The Compensation Committee believes that the 2001 compensation of the Company's executive officers was reasonable in view of the Company's performance and the contribution of those officers to that performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

    On October 8, 2001 Carl Vogel resigned as Chief Executive Officer and President of the Company. While employed by the Company, Mr. Vogel's compensation was set by Liberty Media because Mr. Vogel was an employee of Liberty Media as well as the Company. Liberty Media allocated $211,000 of Mr. Vogel's compensation to the Company for the period January 1, 2001 through October 8, 2001. The Compensation Committee believes such allocation was reasonable in light of Mr. Vogel's personal performance and the Compensation Committee's objective of having Mr. Vogel's base salary remain competitive with salaries being paid to similarly situated chief executive officers in the Company's industry.

SECTION 162 OF THE INTERNAL REVENUE CODE

    In adopting and administering executive compensation plans and arrangements, the Compensation Committee will consider whether the deductibility of such compensation will be limited under section 162(m) of the Internal Revenue Code, as amended, and, in appropriate cases, may serve to structure arrangements so that any such limitation will not apply.

                                          Submitted by the Compensation
                                          Committee,
                                          Alan M. Angelich
                                          William H. Berkman
                                          John W. Goddard

STOCK PERFORMANCE GRAPH

    The following chart compares the yearly percentage change in the cumulative stockholder return on the Company's common stock during the five years ended December 31, 2001 with the cumulative total return on the Nasdaq index and the cumulative total return on the S&P SmallCap 600 Index.(1) The comparison assumes $100 was invested on December 31, 1996, in the Company's common stock and in the Nasdaq index and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                          1996    1997    1998    1999    2000    2001
LSTTA                    100.00   69.62   14.56  162.03   31.96    9.52
LSTTB                    100.00   70.00   18.13  175.00   28.13     8.6
Nasdaq                   100.00  121.64  169.84  315.20  191.36  151.07
S&P Small Cap 600 Index  100.00  124.53  121.91  135.96  150.94   159.6

                                                1996       1997       1998       1999       2000       2001
                                              --------   --------   --------   --------   --------   --------
LSTTA.......................................   100.00      69.62      14.56     162.03      31.96       9.52
LSTTB.......................................   100.00      70.00      18.13     175.00      28.13       8.60
Nasdaq Index................................   100.00     121.64     169.84     315.20     191.36     151.07
S&P Small Cap 600 Index(1)..................   100.00     124.53     121.91     135.96     150.94     159.60

--------------------------

(1) The S&P SmallCap 600 Index was used because there exists no applicable published industry index or line-of-business index for satellite companies. Furthermore, the Company does not believe it can reasonably identify a peer group of companies in the satellite industry because the Company and its principal strategic partners are in the start-up phase of their respective businesses, whereas the other companies in the satellite industry have well-established operations and customer bases.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EXECUTIVE OFFICER LOANS

    Messrs. Carroll and Sophinos, executive officers of the Company, received loans in the principal amounts of $136,071 and $134,999, respectively, to be used solely for the purpose of satisfying tax liabilities related to the lapse of restrictions on shares of common stock awarded under the Company's 1996 Stock Incentive Plan. The loans bear interest, payment of which may be deferred by the borrowers until maturity, and was initially set at an annual rate of 6.41%. Each of the loans originally provided for principal and interest to be payable upon the occurrence of certain events and in no event later than December 1, 2001. During the first quarter of 2002, the Company agreed to extend the maturity dates of the loans to December 31, 2003, and lower the annual interest rates of the loans to 4% per annum. Consistent with the terms of the original loans, interest payments may be deferred by the borrowers until maturity. Each loan is secured in each case by 2,500 shares of the Company's Series A common stock and is otherwise nonrecourse to the borrowers. As of August 31, 2002, the balances outstanding on the loans to Messrs. Carroll and Sophinos, including accrued interest, were $153,231 and $152,024, respectively.

DIVIDENDS ON PREFERRED STOCK HELD BY LIBERTY MEDIA

    In accordance with the terms of the Company's Series A preferred stock and Series B preferred stock, the Company has the right to issue shares of Series A common stock in satisfaction of its dividend liability. Between March 16, 2000 and December 31, 2001, the Company issued shares of Series A common stock, representing a $14,240,000 dividend obligation under the terms of the Series A preferred stock and a $9,493,000 dividend obligation under the terms of Series B preferred stock. During the same period, cash dividends on the Series A preferred stock and Series B preferred stock aggregated $13,500,000 and $9,000,000, respectively. Between January 1, 2002 and September 30, 2002, cash dividends on the Series A preferred stock and Series B preferred stock also aggregated $13,500,000 and $9,000,000, respectively, and an aggregate of 4,320,277 shares of Series A common stock were issued to during that period to satisfy dividend obligations for the payment periods ended December 31, 2001, March 31, 2002 and June 30, 2002. An additional dividend payment is due under each series of the Company's preferred stock as of September 30, 2002. However, the Company has not yet determined whether to pay such dividend in cash or shares of Series A common stock.

PROMISSORY NOTE WITH LIBERTY MEDIA

    On March 16, 2000, the Company paid Liberty Media $60,000,000 in the form of an unsecured promissory note in exchange for a 13.99% ownership interest in LSAT Astro LLC. The note bears interest at the 3 month LIBOR plus 2%. Interest payments are due semi-annually on the first day of March and September. The note, which allows for prepayments, matures on March 16, 2003, at which time all unpaid principal and interest is due. As of September 30, 2002, the unpaid principal balance on the note was $48,411,000 and accrued interest under this note was $151,000.

TRANSACTION BETWEEN THE COMPANY AND LIBERTY SATELLITE, LLC

    On May 9, 2001, the Company sold to Liberty Satellite, LLC (hereinafter referred to as "LSAT LLC") all of its beneficial interests in the Liberty PCS Trust representing rights with respect to 5,084,745 shares of Sprint Corporation PCS Group common stock and certain derivative transactions related to those shares in the form of an equity collar (such equity collar will be hereinafter referred to as the "PCS Equity Collar" and is described below). The aggregate market value for the interests sold by the Company on the closing date was $287,267,000 and was paid by (i) delivery of two secured demand promissory notes in the aggregate principal amount of $224,226,000 and (ii) the assumption of $63,041,000 of indebtedness which the Company owed to the Trust pursuant to the PCS Loan Agreement.

SERVICES RECEIVED FROM LIBERTY MEDIA

    Liberty Media allocates rent, salaries, benefits and certain other general and administrative expenses to the Company. In addition, the Company reimburses Liberty Media for certain expenses paid by Liberty Media on behalf of the Company. Although there is no written agreement with Liberty Media for these services, the Company believes the allocated and reimbursed amounts to be reasonable. Amounts owed to Liberty Media pursuant to this arrangement are non-interest bearing and are generally paid on a monthly basis. The aggregate amount allocated and reimbursed pursuant to this arrangement was $695,000 during 2001. Such amounts include $211,000 representing the allocated compensation of Mr. Vogel, the Company's former Chief Executive Officer and President. See "Compensation Information--Summary Compensation Table" beginning on page 13 for a more complete discussion of the allocation of the annual compensation of Mr. Vogel to the Company by Liberty Media.

    Messrs. Bennett, Howard and Fitzgerald are officers, and Messrs. Bennett and Howard are directors, of Liberty Media.

EXPENSE ALLOCATIONS TO ON COMMAND

    During the second quarter of 2001, three of the Company's employees (two of which were officers of the Company) began performing duties for On Command. Accordingly, during 2001, the Company allocated portions of the salaries and related benefits of such employees and certain other administrative costs to On Command, which amounted to $408,000. Effective January 1, 2002, On Command began paying 100% of the compensation of such employees.

LSAT LLC AND ASCENT TRANSACTION

    On August 16, 2001, the Company entered into two interrelated purchase agreements with Liberty Media and certain of its subsidiaries and affiliates. Both agreements were amended in November 2001 and January 2002. One agreement provided for the Company's acquisition of certain subsidiaries of Liberty Media that held an aggregate 89.41% common equity interest in LSAT LLC in exchange for 25,298,379 shares of the Company's Series B common stock. At the time of the transaction, the Company owned the remaining 10.59% common equity interest in LSAT LLC. Thus, upon the acquisition of Liberty Media's 89.41% interest in the transaction, the Company became the owner of 100% of the common equity interest in LSAT LLC.

    The second purchase agreement provided for the Company's acquisition of 100% of the capital stock of Ascent Entertainment Group, Inc. from a subsidiary of Liberty Media in exchange for 8,701,621 shares of the Company's Series B common stock. Ascent's primary operating subsidiary is On Command, which provides in-room, on-demand video entertainment and information services to hotels, motels, and resorts, primarily in the United States.

    The foregoing transaction (the "LSAT LLC and Ascent Transaction") closed on April 1, 2002. As a result of the consummation of the LSAT LLC and Ascent Transaction, Liberty Media's common stock ownership in the Company increased to 84.1% and its voting power in the Company increased to 97.6%.

TAX LIABILITY ALLOCATION AND INDEMNIFICATION AGREEMENT BETWEEN LIBERTY MEDIA AND
  THE COMPANY

    In connection with the LSAT LLC and Ascent Transaction, the Company and Liberty Media entered into a tax liability allocation and indemnification agreement whereby the Company will be obligated to make a cash payment to Liberty Media in each year that the Company (taken together with any of its subsidiaries) has taxable income. The amount of the payment will be equal to the amount of the positive taxable income of the Company and its subsidiaries (determined as if the Company and its subsidiaries filed a separate return) multiplied by the highest applicable corporate tax rate. In the event that
(1) the Company and its subsidiaries, when treated as a separate group, has a net operating loss or deduction or is entitled to a tax credit for a particular year; and (2) Liberty Media is able to use such loss, deduction or credit to reduce its tax liability, the Company will be entitled to a credit against current and future payments to Liberty Media under the agreement. If the Company disaffiliates itself with Liberty Media and the members of Liberty Media's affiliated group prior to the time that the Company is able to use such credit, the Company will be entitled to a payment from Liberty Media at the earlier of the time that (1) the Company and its subsidiaries show they could have used the net operating loss or net tax credit to reduce their own separately computed tax liability or (2) the voting power of the stock of the Company held by Liberty Media and the members of its affiliated group drops below 20%.

    In addition, the tax liability allocation and indemnification agreement permits the Company to participate in the defense of claims of the Internal Revenue Service that might affect its liability under the agreement, and to participate in tax refunds paid to Liberty Media where such refunds are due in part to the Company's operations.

REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND LIBERTY MEDIA

    The Company and Liberty Media are parties to a registration rights agreement, dated as of March 16, 2000, whereby Liberty Media and its affiliates have at any time, the right to request that the Company register under the Securities Act of 1933, as amended, any and all of the shares of the Company's common stock or shares of the Company's capital stock that are convertible into shares of the Company's common stock, owned by them, subject to the terms and conditions thereunder. Liberty Media and its affiliates also have certain "piggy-back" registration rights, whereby anytime the Company proposes to register shares of the Company's capital stock under the Securities Act, Liberty Media and its affiliates have the right to include their shares of the Company's capital stock in such registration. The Company will bear the expenses incurred in connection with the registration and distribution of shares of the Company's common stock owned by Liberty Media and its affiliates, except that stock transfer fees, underwriting or brokerage discounts, commissions and distribution fees, and, in connection with a "piggy-back" registration, incremental filing fees, will be paid by Liberty and its affiliates. The Company and Liberty Media amended this registration rights agreement to include thereunder the shares of the Company's Series B common stock that Liberty Media and its affiliates acquired upon the consummation of the LSAT LLC and Ascent Transaction.

SKY LATIN AMERICA FUNDING PAYMENTS

    Under the terms of the partnership and other agreements with third parties governing the entities that operate the satellite television systems in Latin America comprising Sky Latin America, LSAT LLC has certain funding obligations to such entities. Prior to July 1, 2001, these funding obligations of LSAT LLC were fulfilled through pro rata capital contributions from subsidiaries of the Company and Liberty Media in accordance with the operating agreement of LSAT LLC. From and after July 1, 2001, these subsidiaries of Liberty Media and the Company funded their pro rata share of LSAT LLC's obligations to the Sky Latin America entities with loans to LSAT LLC rather than capital contributions. As of December 31, 2001, the Company's above-mentioned subsidiaries, had advanced approximately $2,197,000, and subsidiaries of Liberty Media had advanced approximately $18,552,000, in each case as loans, to fund capital calls to the Sky Latin America entities. The loans bear interest at 8% per annum and are payable on demand. Concurrently with the closing of the LSAT LLC and Ascent Transaction, Liberty Media contributed to the Company, as part of the transaction and for no additional consideration, promissory notes of LSAT LLC due to subsidiaries of Liberty Media, with an aggregate principal balance of $18,552,000.

    During the period from January 1, 2002 through April 1, 2002, the closing date of the LSAT LLC and Ascent Transaction, the Company and Liberty Media (through their respective subsidiaries) made additional loans to LSAT LLC to enable LSAT LLC to meet its funding obligations to Sky Latin America. Such additional loans made by Liberty Media's subsidiaries, which amounted to $6,573,000 in principal and $37,000 in accrued interest, were not contributed to the Company, but were repaid by LSAT LLC to the relevant subsidiaries of Liberty Media at the closing of the LSAT LLC and Ascent Transaction.

TRANSACTION BETWEEN LIBERTY MEDIA AND CARL VOGEL

    In September 2000, Mr. Vogel, who was the Company's Chief Executive Officer and President until his resignation on October 8, 2001, purchased a 1.83% common stock interest in a subsidiary of Liberty Media for $400,000. Such subsidiary owned an indirect interest in LSAT LLC, currently a wholly owned subsidiary of the Company, but in which, at the time of this transaction, the Company had owned a 10.59% interest. Liberty Media and Mr. Vogel entered into a shareholders agreement in which Mr. Vogel could require Liberty Media to purchase, after five years, all or part of his common stock interest in the subsidiary, in exchange for Liberty Media common stock, at its then fair value. In addition, Liberty Media was granted the right to purchase, in exchange for Liberty Media common stock, Mr. Vogel's common stock interest for fair market value at any time. Pursuant to the terms of the shareholder agreement, upon termination of Mr. Vogel's employment with Liberty Media or any of its affiliates for any reason, Liberty Media also had the right to repurchase Mr. Vogel's common stock interest for an amount equal to the sum of (x) the original purchase price of such interest, plus (y) 6% per annum (compounded annually) on the original purchase price of such interest from the date of the agreement to the date of such termination. Mr. Vogel's employment with Liberty Media and its affiliates terminated on October 8, 2001, and on October 10, 2001, Liberty Media purchased Mr. Vogel's 1.83% common stock interest in the subsidiary for $425,324 in cash.

TRANSACTION BETWEEN LIBERTY MEDIA AND WILLIAM BERKMAN

    In January 2001, an entity owned by William Berkman and members of his family, other entities, and a subsidiary of Liberty Media formed Liberty Associated Partners, L.P., a Delaware limited partnership, for the purpose of holding, managing, owning and transferring securities of other companies.

    Mr. Berkman is a non-employee director on the Company's board of directors and a member of the Company's Compensation Committee.

TRANSACTION BETWEEN LSAT LLC AND LIBERTY DIGITAL, INC.

    Effective September 29, 2000, LSAT LLC acquired a 1% managing common interest in a joint venture known as IB2 LLC, from a subsidiary of Liberty Digital, Inc. for $652,000. Liberty Digital, a consolidated subsidiary of Liberty Media, retained a preferred interest in IB2 LLC, which owns approximately 360,000 shares of the common stock of iBEAM Broadcasting Corp. The preferred interest had an initial liquidation value of $64,574,000 and is entitled to a return of 9%, compounded annually. As part of the transaction, LSAT LLC granted Liberty Digital the right to put the preferred interest to LSAT LLC for a purchase price equal to $26,000,000 (the value of iBEAM stock on September 29, 2000) plus a return of 9%, compounded annually. LSAT LLC has the right to call Liberty Digital's preferred interest at a price equal to the initial liquidation value plus a return of 9%, compounded annually. Both the put and call options are exercisable on September 29, 2008. Under certain limited circumstances, LSAT LLC can require Liberty Digital to exercise the put option prior to September 29, 2008.

    During the fourth quarter of 2001, iBEAM filed for bankruptcy under Chapter 11 of the Bankruptcy Code. As a result of such bankruptcy filing, the Company adjusted the book value of the put option liability to $28,488,000. Such amount represents the put option purchase price to LSAT LLC plus an accrued return to Liberty Digital of 9%, compounded annually.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    During the Company's most recent fiscal year, Section 16(a) of the Securities Exchange Act of 1934 required the Company's directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Series A common stock and other equity securities of the Company by the tenth of the month following a change. Officers, directors and greater than 10 percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, or written representations that no Forms 5 were required, the Company believes that, during the year ended December 31, 2001, its officers, directors and greater-than-ten-percent beneficial owners complied with all Section 16(a) filing requirements.

                                   PROPOSAL 2
            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    KPMG LLP was the Company's auditor in the year ended December 31, 2001. The board of directors has renewed the Company's engagement of KPMG LLP to be its independent auditors for the year ending December 31, 2002, subject to the ratification of the appointment by stockholders. A representative of KPMG LLP is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

AUDIT FEES AND ALL OTHER FEES

    The Company paid KPMG LLP a total of $96,595 during 2001 for services rendered in connection with the audit of the Company's annual financial statements, the review of the financial statements included in the Company's quarterly reports filed with the Securities and Exchange Commission and the review of the financial statements included in the Company's proxy statement for the Company's 2001 annual stockholders' meeting. For all other services rendered by KPMG LLP during 2001, which were primarily tax-related services, the Company paid $71,544. The Audit Committee has considered whether the provision of services by KPMG LLP to the Company other than auditing is compatible with KPMG LLP maintaining its independence and does not believe that the provision of such other services is incompatible with KPMG LLP maintaining its independence.

    The Audit Committee has adopted an Audit Committee Charter which is attached to this proxy statement as Annex A.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002.

                             STOCKHOLDER PROPOSALS

    This proxy statement relates to the Company's Annual Meeting of Stockholders for calendar year 2002, which will take place on November 6, 2002. The Company currently expects that its Annual Meeting of Stockholders for the calendar year 2003 will be held during the third quarter of 2003. In order to be eligible for inclusion in the Company's proxy materials for the 2003 annual meeting, any stockholder proposal must be submitted in writing and received at the Company's executive office at 12300 Liberty Boulevard, Englewood, Colorado 80112 by the close of business on March 1, 2003 or such later date as the Company may determine in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2002 annual meeting, although not included in the proxy statement, any stockholder proposal must be received at the Company's executive office at the foregoing address on or before the close of business on May 15, 2003, or such later date as the Company may determine in connection with the actual scheduling of the annual meeting.

    All stockholder proposals for inclusion in the Company's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and, as with any stockholder proposal (regardless of whether it is included in the Company's proxy materials), the Company's Amended and Restated Certificate of Incorporation, Bylaws and Delaware law.

                                 OTHER MATTERS

    The board of directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                                                                         ANNEX A

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
                            AUDIT COMMITTEE CHARTER

    WHEREAS, the Board of Directors of Liberty Satellite & Technology (the "Corporation") appointed the members of the Audit Committee (also referred to as the "Committee") at a meeting held on August 15, 2000; and

    WHEREAS, the Audit Committee wishes to set forth and adopt a formal written charter to specify, among other things, (i) the scope of its responsibilities and the means by which it will carry out those responsibilities; (ii) the outside auditor's accountability to the Board of Directors and the Audit Committee; and (iii) the Audit Committee's responsibility to ensure the independence of the outside auditor.

    NOW THEREFORE, the Audit Committee Charter is set forth as follows:

                            AUDIT COMMITTEE CHARTER

    There shall be a committee of the board of directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Corporation and are free from any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a Committee member.

STATEMENT OF PURPOSE

    The purpose of the Audit Committee is to provide assistance to the board of directors in fulfilling the board's responsibilities to the Corporation and its shareholders relating to accounting and financial reporting. To that end, the Audit Committee shall oversee management's processes and activities relating to:

    - maintaining the reliability and integrity of the Corporation's accounting policies and financial reporting practices;

    - confirming the functioning and adequacy of the Corporation's internal controls; and

    - confirming compliance with U.S. Federal laws and regulations, and the requirements of any stocks exchange or quotation system on which the Corporation's securities may be listed, regarding accounting and financial reporting.

FUNCTIONS AND RESPONSIBILITIES

    In furtherance of the purposes set forth above, the Audit Committee shall perform the following functions and responsibilities as appropriate, and shall have all powers of the board of directors necessary or desirable to perform such functions and responsibilities as may be delegated to a committee of the board under applicable law. Notwithstanding the enumeration of specific functions and responsibilities herein, the Audit Committee believes that its policies and procedures should remain flexible, in order to best respond to changing circumstances and conditions in fulfilling its responsibilities to the Corporation and its stockholders. The Committee shall by resolution establish its own rules and regulations, including notice and quorum requirements for all meetings.

    - The Committee shall review the performance of the Corporation's independent accountants; make recommendations to the board regarding the appointment or termination of independent accountants, and review and approve the independent accountants' annual engagement letter, including compensation.

    - The Committee shall confirm the independence of the Corporation's independent accountants, including an annual review of all consulting and other non-audit services provided to the Corporation by outside accountants and related fees.

    - The Committee shall meet with the Corporation's independent accountants, and financial management prior to each audit to review the scope of the proposed audit and the procedures to be utilized, and shall meet again with them after the audit to assess the audit process, including a discussion of any material deviations from the audit plan, any material difficulties or disputes with management encountered during the course of the audit, any other matters relating to the conduct of the audit that are to be communicated by the auditors under generally accepted auditing standards, and any changes or proposed changes in accounting principles. Any changes or proposed changes in accounting principles shall also be reviewed by either the Audit Committee or the independent accountants with senior management and the board of directors.

    - The Committee shall review the financial statements to be contained in SEC filings and other reports to shareholders prior to the filing or publication of such documents and shall confirm that the independent accountants are satisfied with the content of such financial statements and related disclosures.

    - The Committee shall review with independent accountants and financial management the adequacy and effectiveness of the Corporation's accounting and financial controls and elicit any recommendations for the improvement of such controls and other matters relating to accounting procedures and shall review the correction of any controls or procedures deemed deficient.

    - The Committee shall provide sufficient opportunity for the independent accountants and management to meet with the Committee in separate executive sessions to discuss any matters that the Committee or any of such groups believe should be discussed privately with the Audit Committee. The Committee shall also encourage free and open communications at all times among the directors, the independent accountants and management of the Corporation.

    - The Committee shall review and discuss with management and the board of directors, as appropriate, the Corporation's accounting and financial human resources and succession planning.

    - The Committee shall report Committee actions to the board of directors from time to time, with any recommendations the Committee finds appropriate.

    - The Committee shall prepare a letter for inclusion in the Corporation's annual report to stockholders that describes the Committee's composition and responsibilities and how such responsibilities were discharged.

    - The Committee shall consider such other matters in relation to the financial affairs of the Corporation and its books of account and other records and disclosures, and in relation to the internal and external audit of the Corporation, as the Committee, in its judgment, from time to time finds advisable. In that connection, the Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities and to retain such independent counsel, accountants or other persons or entities as the Committee finds appropriate to assist the Committee in any such investigation or other responsibility.

REVOCABLE PROXY

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
                ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 6, 2002
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              LIBERTY SATELLITE & TECHNOLOGY, INC. (THE "COMPANY")

    THE UNDERSIGNED HEREBY APPOINTS KENNETH G. CARROLL AND PAMELA J. STRAUSS, AND EACH OR EITHER OF THEM WITH FULL POWER OF SUBSTITUTION, AS PROXIES FOR THE UNDERSIGNED, AND AUTHORIZES THEM TO REPRESENT THE UNDERSIGNED AND VOTE, AS DESIGNATED ON THE REVERSE SIDE HEREOF IN ACCORDANCE WITH THEIR JUDGMENT UPON ANY OTHER MATTERS PROPERLY PRESENTED AT THE COMPANY'S ANNUAL MEETING OF STOCKHOLDERS, ALL THE SHARES OF COMPANY STOCK HELD OF RECORD BY THE UNDERSIGNED AT THE CLOSE OF BUSINESS ON OCTOBER 1, 2002, AT THE COMPANY'S ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 6, 2002, AND AT ANY AND ALL ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT, PRIOR TO THE EXECUTION OF THIS PROXY, OF NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, A PROXY STATEMENT DATED OCTOBER 11, 2002, AND THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH HEREIN. The Board of Directors recommends a vote "FOR" the election of the nominees named herein as directors of the Company and "FOR" the ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending
December 31, 2002.

1. Election of the following persons as directors of Liberty Satellite & Technology, Inc.:

      Alan M. Angelich       William H. Berkman     John W. Goddard        Gary S. Howard
      Robert R. Bennett      William R. Fitzgerald  J. Curt Hockemeier

      FOR   / /                 WITHHOLD   / /            EXCEPTIONS   / /
                                FOR ALL

----------------------------------------------------------------------------

    Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided above.

2. Ratification of the appointment of KPMG LLP as independent auditors for Liberty Satellite & Technology, Inc. for the year ending December 31, 2002.

      FOR   / /                 AGAINST   / /             ABSTAIN   / /

    / / CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                               DATED:
                                               ---------------------------------------------

                                               ---------------------------------------------
                                               PRINT NAME OF STOCKHOLDER

                                               ---------------------------------------------
                                               SIGNATURE OF STOCKHOLDER

                                               ---------------------------------------------
                                               PRINT NAME OF STOCKHOLDER

                                               ---------------------------------------------
                                               SIGNATURE OF STOCKHOLDER

                                               ---------------------------------------------

                                               Please sign exactly as your name appears
                                               above on this card. When signing as attorney,
                                               executor, administrator, trustee or guardian,
                                               please give your full title. If shares are
                                               held jointly, each holder should sign.

                                               PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL
                                               THIS PROXY IN THE ENCLOSED POSTAGE-PAID
                                               ENVELOPE.